EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 17, 2025, relating to the consolidated financial statements of GEE Group Inc. and its subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of the Company as of and for the years ended September 30, 2025 and 2024. We also consent to the reference of our firm under the heading “Experts” in the prospectus.

/s/ Cherry Bekaert LLP

Atlanta, Georgia

May 14, 2026